Exhibit 10.3

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, modified, supplemented, renewed, restated or replaced from time to time, this “IP Security Agreement”), dated November 21, 2017, is made by MoviePass Inc., a Delaware corporation (the “Borrower”) in favor of Helios and Matheson Analytics Inc., a Delaware corporation (the “Lender”). All capitalized terms not otherwise defined herein shall have the meanings respectively ascribed thereto in the Security Agreement (as defined below).

WHEREAS, On August 15, 2017, Borrower and Lender entered into that certain Securities Purchase Agreement pursuant to which Lender agreed to purchase a majority stake in the capital stock of Borrower (the “Acquisition”).

WHEREAS, in connection with the Acquisition, Borrower has issued to Lender certain subordinated convertible promissory notes (the “Existing Notes”) in the aggregate principal amount of $19,050,000 representing funds advanced by Lender to Borrower to date (the “Existing Loans”) and Borrower and Lender anticipate that Lender may advance additional funds to Borrower pursuant to additional promissory notes (“Future Notes”) prior to the consummation of the Acquisition (the “Future Loans”) (collectively, the Existing Notes and the Future Notes are referred to in this Agreement as the “Notes” and the Existing Loans and the Future Loans are referred to in this Agreement as the “Loans”).

WHEREAS, Borrower has asked Lender to execute a Commercial Guaranty in favor of PayPal, Inc. (the “Guaranty”).

WHEREAS, Lender is willing to make the Future Loans to Borrower and to execute the Guaranty provided Borrower grants to Lender a first priority security interest in and lien upon all of Borrower’s property now owned or hereafter acquired to secure the repayment of the Notes, including the payment of all interest and/or penalties thereon, and to reimburse Lender for any payments made by Lender pursuant to the Guaranty;

WHEREAS, Lender has made, and is willing to make the Future Loans to Borrower and to execute the Guaranty provided Borrower grants to Lender a first priority security interest in and lien upon all of Borrower’s property now owned or hereafter acquired to secure the repayment of the Notes, including the payment of all interest and/or penalties thereon, and to reimburse Lender for any payments made by Lender pursuant to the Guaranty;

WHEREAS, it is a condition precedent to the obtaining of the Future Loans and the execution of the Guaranty that Borrower has executed and delivered that certain Security and Pledge Agreement, dated as of November 21, 2017, made by the Borrower to Lender (as amended, modified, supplemented, renewed, restated or replaced from time to time, the “Security Agreement”); and

WHEREAS, under the terms of the Security Agreement, Borrower has granted to Lender a security interest in and lien upon, among other property, certain intellectual property of the Borrower and has agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

WHEREAS, Borrower has determined that the execution, delivery and performance of this IP Security Agreement directly benefits, and is in the best interest of, the Borrower.

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce Lender to make the Future Loans to Borrower and to execute the Guaranty, Borrower agrees with Lender as follows:

SECTION 1.     Grant of Security. Borrower hereby grants to Lender a security interest in and lien upon all of Borrower’s right, title and interest in and to the following (the “Collateral”):

(i)     the Patents and Patent applications set forth in Schedule A hereto;

(ii)     the Trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby;

(iii)     all Copyrights, whether registered or unregistered, now owned or hereafter acquired by Borrower, including, without limitation, the copyright registrations and applications and exclusive copyright licenses set forth in Schedule C hereto;

(iv)     all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of Borrower accruing thereunder or pertaining thereto;

(v)     any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi)     any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2.     Security for Obligations. The grant of a security interest in and lien upon, the Collateral by Borrower under this IP Security Agreement secures the payment of all Obligations of Borrower now or hereafter existing under or in respect of the Notes, the Guaranty and the Security Agreement, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3.     Recordation. Borrower authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4.     Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5.     Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Borrower does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, Lender with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6.     Notices. All notices shall be given in accordance with the notice provisions of the Security Agreement.

SECTION 7.     Governing Law; Jurisdiction; Jury Trial.

(i)     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

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(ii)     Borrower hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under the Notes or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim, defense or objection that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under Section 9 of the Security Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude Lender from bringing suit or taking other legal action against Borrower in any other jurisdiction to collect on a Borrower’s obligations or to enforce a judgment or other court ruling in favor of Lender.

(iii)     WAIVER OF JURY TRIAL, ETC. BORROWER IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(v)     Borrower irrevocably and unconditionally waives any right it may have to claim or recover in any legal action, suit or proceeding referred to in this Section any special, exemplary, indirect, incidental, punitive or consequential damages.

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IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

MOVIEPASS INC.

By	/s/ J. Mitchell Lowe
Name: J. Mitchell Lowe Title: Chief Executive Officer

Address for Notices:
175 Varick Street Suite 605 New York, New York 10012

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